EXHIBIT 10.15



            FORM OF STOCK OPTION AGREEMENT BETWEEN SIMMONS HOLDINGS, INC
          AND ZENON S. NIE; MARTIN R. PASSAGLIA; JONATHAN C. DAIKER; LEE AYERS; JOSEPH ULICNY; ROBERT K. BARTON; GARY G. PLEASANT; CLEVE B. MURPHY; JAMES P. MAHER; AMD LEO T. BRENNAN; AND ROGER D. FRANKLIN,
                             DATED AS OF MARCH 22, 1996

                               STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement") is made effective as of March 22, 1996 (the "Effective Date"), between Simmons Holdings, Inc., a Delaware corporation ("Issuer"), and ________________________________
     ("Optionee").

                                      RECITALS

         A. Issuer has adopted the Simmons 1996 Management Stock Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit 1.

         B. Issuer desires to grant Optionee the opportunity to acquire a proprietary interest in Issuer to encourage Optionee's contribution to the success and progress of Issuer and Simmons Company, a Delaware corporation ("Employer").

         C. In accordance with the Plan, the Committee (as defined in the Plan) has as of the Effective Date granted to Optionee a non-qualified stock option to purchase shares of Class C Stock, $.01 par value, of Issuer (the "Class C Stock") subject to the terms and conditions of the Plan and this Agreement.

                                     AGREEMENTS

         1.         Definitions. Capitalized terms used herein shall have the
                    -----------
     following meanings:

         "Act" is defined in Section 10.

         "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, (i) to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such Person whether by ownership of securities, contract, proxy or otherwise; or (ii) to direct or cause the direction of management and policies of such person whether by ownership of securities, contract, proxy or otherwise.

         "Agreement" means this Stock Option Agreement.

         "Approved Retirement" means the retirement of Optionee on or after his sixty-fifth (65th) birthday or, if earlier, either for Good Reason or approved by the Board of Directors of Issuer.

         "Approved Sale" means a transaction or a series of related transactions which results in a bona fide unaffiliated change of beneficial ownership of Employer or its business of greater than 50% (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of Issuer), whether pursuant to the sale of the stock of Employer or Issuer, the sale of the assets of Employer, or a merger or consolidation involving Employer or Issuer.

         "Cause," when used in connection with the termination of employment of Optionee, means (i) the conviction for the commission of, or a plea of guilty or nolo contendere made by Optionee in response to a charge involving, a felony or a crime involving moral turpitude, (ii) the embezzlement or misappropriation of funds or property of Issuer, Employer or any Subsidiary, (iii) the continued use of alcohol or drugs to an extent which, consistent with the Substance Abuse Policy of Employer adopted October 14, 1994, would result in Optionee's Termination, (iv) the intentional, unauthorized disclosure of proprietary information or confidential records of Issuer, Employer or any Subsidiary or (v) the willful failure or refusal to perform (unless for Good Reason) those duties reasonably assigned or delegated to Optionee by the Board of Directors of Employer which failure or refusal continues following (A) the Board of Directors giving optionee written notice setting forth the facts or events constituting such failure or refusal and (B) a reasonable opportunity to correct the deficiencies or other problems specified in such notice to the reasonable satisfaction of such Board.

         "Certificate of Designation" means the Certificate of Designation of Issuer setting forth, inter alia, the rights, preferences and privileges of and restrictions on the Class A Stock, the Class C Stock, the Class D Stock and the Common Stock of Issuer.

         "Class C Stock" is defined in recital c.

         "Disability" means that Optionee becomes physically or mentally incapacitated or disabled so that he or she is unable to perform for Employer or a Subsidiary substantially the same services as he or she performed prior to incurring such incapacity or disability or to devote his or her full working time or use his or her best efforts to advance the business and welfare of Employer or a Subsidiary for an aggregate period of six months during any 12 month period.

         "EBITDA" is defined in Section 3(a). "Effective Date" is defined in the preamble. "Employer" is defined in recital B.

         "Endorsed Certificate" means a stock certificate evidencing the shares properly endorsed for transfer, or, in the alternative, an appropriate certification as to the lost, stolen, or missing status of such stock certificate.

         "Exercise Price" is defined in Section 2.

         "Fair Market Value" means the value of a Share, as of the Termination Date, calculated pursuant to Section 9(d).

          "Fiscal Year" means the fiscal year of Issuer.

         "Good Reason" means (i) the assignment to Optionee of any duties inconsistent with Optionee's position (including status, offices, titles and reporting requirements). (ii) a demotion in the job title of Optionee,
     (iii) a reduction in the compensation paid to Optionee, unless such reduction is comparable to an across-the-board reduction applicable to all senior management employees of Employer due to adverse business circumstances, (iv) a request of Optionee to relocate his office to a distance of greater than seventy-five (75) miles from the present site of his office. or (v) any other action by Employer which results in a material diminution in the position, authority, duties or responsibilities of Optionee.

         "Initial Public Offering" means the effectiveness of a registration statement under the Act covering any of the capital stock of Issuer or Employer (other than preferred stock that is not convertible into common stock) and the completion of a sale of such stock thereunder, if as a result of such sale (i) the issuer becomes a reporting company under
     Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the Nasdaq Stock Market or is traded or quoted on any other national stock exchange or securities system.

         "Initial Stockholders" means the stockholders of Issuer that purchased shares of Issuer upon the closing of the acquisition of Employer by issuer and their Permitted Transferees.

         "Issuer" is defined in the preamble.

         "Issuer Note" is defined in Section 9(a).

         "Lock-Up Period" means, in the case of an Initial Public Offering, the 180-day period commencing on the effective date of the registration statement covering capital stock of Issuer or Employer sold in such Initial Public Offering, and, in the case of any subsequent registered offering, the 90-day period commencing on the effective date of the registration statement relating to such offering, or, in either case, such lesser period as may be agreed upon with the underwriters of such offering.

         "Option" is defined in Section 2.

         "Optionee" is defined in the preamble.

         "Option Shares" is defined in Section 2.

         "Permitted Transferee" is defined in Section 5.

         "Person" means any natural person, partnership, corporation, trust or incorporated organization.

         "Plan" is defined in recital A. "Purchase Date" is defined in
     Section 9(a).

         "Put Date" is defined in Section 9(b).

         "Qualifying Approved Sale" is defined in Section 3(c).

         "Repurchase Period" is defined in Section 9(a).

         "Repurchase Price" is defined in Section 9(a).

         "Second Repurchase Period" is defined in Section 9(a).

         "Shareholder" means SH Equity Limited, a Cayman Islands company.

         "Stock Purchase Agreement" is defined in Section 9(d).

         "Subsidiary" means any joint venture, corporation, partnership, or other entity as to which Issuer or Employer, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits.

         "Termination Date" means the date on which Optionee ceases to be employed by Employer or any Affiliate of Employer for any reason; provided, however, that Optionee shall not be considered to have ceased to be employed by Employer or any Affiliate of Employer if he or she continues to be employed by Employer or any Subsidiary.

             2. Grant of Option. Issuer grants to Optionee the right and option
                ---------------
     (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of shares of Class C Stock (the "Option Shares"), at the purchase price of $2.6592 per Share (as such amount may be adjusted as herein provided, the "Exercise Price"), on the terms and conditions set forth herein.

             3. Exercisability.
                --------------
         (a) Optionee's right to exercise the Option shall vest to the extent of one-fifth (1/5) of the number of Option Shares as of 90 days following the end of each Fiscal Year set forth on Exhibit 2 of this Agreement if Issuer's consolidated Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), as defined on Exhibit 2, equals or exceeds the Target annual EBITDA amount set forth in column (A) of Exhibit 2 with respect to such Fiscal Year. If for any such Fiscal Year the Issuer's cumulative annual EBITDA amount for that and the preceding Fiscal Years equals or exceeds the Cumulative Target EBITDA amount set forth in column
     (B) of Exhibit 2 with respect to such Fiscal Year, and Issuer's consolidated annual EBITDA amount for that Fiscal Year equals or exceeds 85% but is less than 100% of the Target annual EBITDA amount set forth in column (A) of Exhibit 2 with respect to such Fiscal Year, the Optionee's right to exercise the Option shall vest to the extent that it would have vested had the Issuer achieved its Target annual EBITDA amounts for that and each of the preceding Fiscal Years; provided, however, that notwithstanding the Issuer's cumulative EBITDA amount equaling or exceeding the Cumulative Target EBITDA amount, the Option shall not vest (subject to Section 3(b)) as to any year in which the Issuer's EBITDA did not equal or exceed the 85% of the Target Annual EBITDA amount set forth in column (A) of Exhibit 2 with respect to such Fiscal Year.

         (b) Notwithstanding Section 3(a), the right to exercise the Option shall immediately vest in full, subject to Section 4, upon the tenth
     (10th) anniversary of the Effective Date, provided that Optionee remains continuously employed by Employer or a Subsidiary through such anniversary.

         (c) In the event of a Qualifying Approved Sale, the right to exercise the Option shall immediately vest in full, subject to Section 4, upon the occurrence of such Qualifying Approved Sale. A "Qualifying Approved Sale" shall occur if the Board of Directors of Issuer determines in connection with an Approved Sale or an Initial Public Offering that the annual compounded rate of return expected to be realized by the Initial Stockholders, based upon an initial base cost of the shares of $2.6592 per share, from (i) March 22, 1996 through (ii) (A) in the case of an Approved Sale, the date on which it is estimated that the Initial Stockholders will receive the net proceeds from such Approved Sale, or (B) in the case of an Initial Public Offering, the closing date of such initial public offering (either such date, a "Realization Date"), equals or exceeds 20% per annum, assuming the exercise of all then outstanding options that are exercisable (whether upon the occurrence of such Qualifying Approved Sale or for any other reason). In the case of an Approved Sale, the amount used in determining the rate of return on the Realization Date shall be the net proceeds from such Approved Sale (including the proceeds attributable to any outstanding options). In the case of an Initial Public Offering, the amount used in determining the rate of return on the Realization Date shall be equal to the per share offering price to the public. In both cases such amount shall be reduced by the estimated fees and expenses of the Approved Sale or the Initial Public Offering, as the case may be, including without limitation investment banking, legal and accounting fees.

             4.  Expiration.
                 ----------
         (a) The vested portion of the Option shall expire upon the thirtieth
     (30th) day following the tenth (10th) anniversary of the Effective Date unless (i) at any time prior to a Qualifying Approved Sale, Optionee is terminated without Cause or ceases to be employed by Employer or a Subsidiary due to death, Disability or Approved Retirement, in which case the vested portion of the Option shall expire 180 days following the Termination Date, (ii) Optionee resigns or is terminated for Cause from employment by Employer, in which case the vested portion of the Option shall expire on the Termination Date, or (iii) Issuer, Shareholder or Optionee exercises the purchase or put right pursuant to Section 9 hereof, in which case the vested portion of the Option shall expire on the business day immediately preceding the Purchase Date or the Put Date, as the case may be.

          (b) The invested portion of the option shall expire on the Termination Date except in the case where Optionee is terminated from employment by Employer without Cause or ceases to be so employed due to death, Disability or Approved Retirement, in which case the invested portion of the Option shall terminate 180 days following the end of the Fiscal Year during which the Termination Date occurred, subject to the vesting of any portion of the Option as of 90 days following the end of such Fiscal Year pursuant to Section 3(a). In the event that any portion of the Option vests pursuant to this Section 4(b), such portion shall expire 180 days following the end of the Fiscal Year during which the Termination Date occurs unless Issuer, Shareholder or Optionee exercises the purchase or put right pursuant to Section 9 hereof, in which case the vested portion of the Option shall expire on the business day immediately preceding the Purchase Date or the Put Date, as the case may be.

         5. Nontransferability. Subject to Section 9 hereof, the Option shall
            ------------------
     not be transferable by Optionee otherwise than to his or her spouse, child, estate, personal representative, heir or successor or to a trust for the benefit of Optionee or his or her spouse, child or heir (a "Permitted Transferee"), and the Option shall be exercisable, during Optionee's lifetime, only by him or her or by any of the foregoing Permitted Transferees, or in the event of Optionee's Disability, his or her guardian or legal representative. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions,~ hereof, and the levy of any attachment or similar process upon the Option that would otherwise effect a change in the ownership of the Option, shall terminate the Option; provided, however, that in the case of the involuntary levy of any attachment or similar involuntary process upon the Option, Optionee shall have thirty (30) days after notice thereof to cure such levy or process before the Option terminates. This Agreement shall be binding on and enforceable against any person who is a Permitted Transferee of the Option pursuant to the first sentence of this Section.

         6.  Effect of Merger; Adjustments.
             -----------------------------
         (a) In the event of an Approved Sale that is a merger or other form of corporate reorganization and notwithstanding any other provisions of this Agreement, the unexercised portion of the Option shall be subject to the terms of the agreement or plan of merger or reorganization effecting such merger or reorganization and shall be converted, redeemed, exchanged, canceled or otherwise treated as provided in such agreement or plan of merger or reorganization, provided that Optionee shall be given at least 20 days' prior notice of the proposed merger or reorganization and shall (notwithstanding anything else herein to the contrary) be entitled to exercise the vested portion of the Option at any time during such 20 day period up to and until the close of business on the day immediately preceding the date of consummation of such merger or reorganization (which exercise may be expressly contingent upon completion of the Approved Sale if the unexercised portion of the Option were to vest as a result of such sale being a Qualifying Approved Sale) and upon exercise of the Option the Option Shares shall be treated in the same manner as the shares of any other stockholder of Issuer.

         (b) Subject to Section 6(a), in the event of any one or more reorganizations, recapitalization, mergers, acquisitions, stock splits, reverse stock splits, stock dividends or similar events, an appropriate adjustment shall be made in the number and kind of shares or other securities subject to the Option, and the Exercise Price for each Option Share or other unit of any securities subject to this Agreement, in accordance with Section 14 of the Plan. No fractional interests shall be issued on account of any such adjustment unless the Committee (as defined in the Plan) specifically determines to the contrary; provided, however, that in lieu of fractional interests, Optionee, upon the exercise of the Option in whole or part, shall receive cash in an amount equal to the amount by which the Fair Market Value of such fractional interests exceeds the Exercise Price attributable to such fractional interests.

         7. Exercise of the Option. Prior to the expiration thereof, Optionee
            ----------------------
     may exercise the vested portion of the Option from time to time in whole or in part. Upon electing to exercise the Option, Optionee shall deliver to the Secretary of Issuer a written and signed notice of such election setting forth the number of Option Shares Optionee has elected to purchase and shall at the time of delivery of such notice tender cash or a cashier's or certified bank check to the order of Issuer for the full Exercise Price of such Option Shares and any amount required pursuant to Section 17 hereof. The Committee may, in its discretion, also permit payment of the Exercise Price in such form or in such manner as may be permissible under the Plan and under any applicable law.

             8. Restrictions on Transfers of Option Shares. Subject to Section 9
                ------------------------------------------
     hereof, prior to the earlier of (a) the termination of the Lock-Up Period following an Initial Public Offering or (b) an Approved Sale, the Option Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that Optionee may transfer the Option Shares (i) to a Permitted Transferee or (ii) pursuant to Sections 4 or 5 of the Certificate of Designation. This Agreement shall be binding on and enforceable against any person who is a Permitted Transferee of the Option Shares except a person who acquires the Option Shares pursuant to Section 4 of the Certificate of Designation. The stock certificates issued to evidence Option Shares upon exercise of the Option hereunder shall bear legends referring to this Agreement and the restrictions contained herein.

             9. Purchase of Option Shares.
                -------------------------
         (a) In the event that the Termination Date occurs for any reason prior to an Initial Public Offering or an Approved Sale, subject to Section 9(b) below, the Option Shares shall be subject to repurchase as follows:

                   (i) Issuer, during the sixty (60) days following the
               Termination Date (the "Repurchase Period"), shall have a one-time right to purchase all, but not less than all, of the Option Shares.

                   (ii) If Issuer does not elect to purchase the Option Shares during the Repurchase Period, than Shareholder, during the thirty (30) days following the expiration of the Repurchase Period (the "Second Repurchase Period"), shall have a one-time right to purchase all, but not less than all, of the Option Shares.

                   (iii) In the event that Optionee does not own any Option
               Shares on the Termination Date, Issuer or Shareholder (as applicable) may notify Optionee that Issuer or Shareholder (as applicable) will purchase any Option Shares that Optionee may thereafter become entitled to acquire upon the exercise of the Option and shall set the Purchase Date (as hereinafter defined) and shall purchase such Option Shares, if any, pursuant to the terms of this Agreement.

                   (iv) The purchase price (the "Repurchase Price") for each
               Option Share shall be the Fair Market Value. If Issuer or Shareholder elects to purchase the Option shares, it shall notify Optionee at or before the end of the Repurchase Period or, in the case of Shareholder, the Second Repurchase Period, and the Repurchase Price shall be paid in cash at a time set by Issuer or Shareholder, as the case may be, which time shall be within thirty (30) days after the end of the Repurchase Period or Second Repurchase Period, as the case may be, provided that Optionee has presented to Issuer or Shareholder an Endorsed certificate.

                   (v) The Option Shares shall be transferred to Issuer or
               Shareholder, as applicable, free and clear of all liens, encumbrances, mortgages, pledges, security interests, restrictions, prior assignments and claims of any kind or nature whatsoever except hose created by the Certificate of Designation or this Agreement. If Issuer or Shareholder does not purchase the Option Shares, the restrictions on transfer thereof contained in Sections 5 and 8 of this Agreement shall terminate and be of no further force and effect; provided, however, that such Option Shares shall remain subject to the provisions of Sections 4 and 5 of the Certificate of Designation. Notwithstanding Optionee's failure to deliver the Endorsed Certificate, the Option Shares represented thereby shall be deemed to be owned by Issuer or Shareholder, as applicable, upon (A) the payment by Issuer or Shareholder, as applicable, of the purchase price to Optionee or his or her Permitted Transferee or (B) notice to Optionee or such Permitted Transferee that Issuer or Shareholder, as applicable, is holding the purchase price in the United States for the account of Optionee or such Permitted Transferee, and upon such payment or notice (x) Optionee and such Permitted Transferee will have no further rights in or to such Option Shares, (y) Issuer or Shareholder, as applicable, shall be entitled to specific performance of Optionee's or such Permitted Transferee's obligation to deliver such Endorsed Certificates, and (z) Optionee and his or her Permitted Transferee shall be jointly and severally liable for all reasonable attorneys' fees and other costs and expenses incurred by Issuer or Shareholder, as applicable, in enforcing its right to repurchase the Option Shares hereunder and shall pay to Issuer or Shareholder, as applicable, promptly upon demand the amount of all such fees and expenses.

                           (vi) Optionee shall not be obligated to transfer any
               Option Shares to Issuer or Shareholder, as applicable, unless, concurrently with the repurchase of Option Shares hereunder, Issuer or Shareholder, as the case may be, repurchases (A) pursuant to Section 4 of the Stock Purchase Agreement dated as of March 22, 1996 between Employee and Issuer, all of the Shares
               (as defined therein), (B) pursuant to Section 4 of the Bonus Stock Purchase Agreement dated as of March 22, 1996, between Employee and Issuer, all of the Shares (as defined therein) and
               (C) pursuant to Section 9 of the Anti-Dilution Stock Option Agreement dated as of March 22, 1996, between Employee, as Optionee, and Issuer, all of the Option Shares (as defined therein).

         (b) If Optionee's Termination Date occurs prior to an Initial Public Offering or an Approved Sale due to Optionee's death, Disability or Approved Retirement, or in the event of an Approved Sale (substituting 75% for 50% in such definition) in which substantially all of the proceeds of such Approved Sale are not reinvested in a similar or like business to the manufacturing of bedding products within one (1) year of such Approved Sale, Optionee or his or her representative shall have a one-time right to require Issuer to purchase all, but not less than all, of the Option shares at Fair Market Value, provided, that such right must be exercised within one-hundred-eighty (180) days after the Termination Date, or, in the case of an Approved Sale, the first anniversary of such Approved Sale. The Repurchase Price shall be paid on the Put Date, which date shall be the later of (i) the thirtieth (30th) day after issuer has received notice of Optionee's election to exercise his or her put right, or (ii) the day that Optionee presents to Issuer the endorsed Certificate, and shall be paid in the form of cash or, at the option of Issuer in the event the purchase is following Employee's death, disability or Approved Retirement, a combination of an amount of cash equal to the Cost of the repurchased Shares and the issuance of an Issuer Note the principal amount of which is equal to the difference between the Repurchase
     Price for the Shares and the Cost of the Shares, bearing interest at a rate equal to the rate at which interest is calculated at such time pursuant to the Revolving Credit Agreement, provided that such rate shall in no event exceed ten percent (10%) per annum, provided further that up to fifty percent (50%) of any interest payment shall, at the option of the Issuer, be payable in additional
     Issuer Notes of like tenor. All Issuer Notes shall mature on the earliest to occur of (x) the third anniversary of the date on which the Issuer Note is issued, (y) the sale of stock of the Issuer pursuant to an Initial Public Offering, or (z) an Approved Sale. The Option Shares shall be transferred to Issuer free and clear of all liens, encumbrances, mortgages, pledges, security interests, restrictions, prior assignments and claims of any kind or nature whatsoever except those created by the Certificate of Designation or this Agreement. Notwithstanding anything to the contrary in the foregoing, the Issuer's obligation to repurchase any of the Option Shares shall be suspended if (i) such repurchase would render the Issuer unable to meet its obligations in the ordinary course of business; (ii) the Issuer is prohibited from doing so by applicable law restricting the purchase by a corporation of its own shares; or (iii) such repurchase would constitute a breach of or default or event of default under, or is otherwise prohibited by, the terms of any loan agreement or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party, any of such events constituting a "Repurchase Disability." In the event of a Repurchase Disability, the Issuer shall repurchase the Option Shares as soon as reasonably practicable after all Repurchase Disabilities cease to exist (and the Issuer may also elect, but shall have no obligation, to cause its nominee to repurchase such shares while any Repurchase Disabilities continue to exist). In the event that the Issuer suspends its obligation to repurchase Option Shares pursuant to a Repurchase Disability, then, upon repurchase of the shares, the Issuer shall pay to Optionee or his or her representative (as applicable) an additional amount equal to interest on the original repurchase price calculated at the Applicable Federal Rate (as set forth in Section 1274 of the Code or the Treasury Regulations promulgated thereunder) from the date the repurchase would have occurred but for such Repurchase Disability to (but not including) the date such repurchase actually occurs.

         (c) In the event an unvested portion of the Option becomes exercisable pursuant to Section 4(b), for purposes of Sections 9(a) and 9(b), the Repurchase Period shall commence as of the date notice of the Option's exercisability is provided to Optionee.

         (d) The Fair Market Value shall be determined in good faith by Issuer's Board of Directors. If the Board determination is challenged by Optionee, a mutually acceptable investment banker or appraiser shall establish the Fair Market Value. If Optionee and Issuer cannot agree upon an investment banker or appraiser each shall choose an investment banker or appraiser and the two investment bankers or appraisers shall choose a third investment banker or appraiser who alone shall establish the Fair Market Value. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of Issuer (without reduction for minority discount or lack of liquidity of the Option Shares) and shall be determined using customary criteria generally employed within the investment banking community at the time such determination is made for valuing an entity similar to Issuer. The investment banker's or appraiser's determination shall be conclusive and binding on Shareholder, Issuer and Optionee. Issuer shall bear all costs incurred in connection with the services of such investment banker or appraiser unless the Fair Market Value established by the investment banker or appraiser is (i) less than or equal to 110% of the Board of Directors' determination, in which case Optionee shall promptly pay or reimburse Issuer for such costs (less any amount paid by Optionee pursuant to Section 4(c) of the Stock Purchase Agreement date as of March 22, 1996 among Shareholder, Issuer and Optionee (the "Stock Purchase Agreement")) or (ii) greater than 110% but less than 125% of the Board of Directors' determination, in which case Optionee shall promptly pay or reimburse Issuer for 50% of such costs (less any amount paid by Optionee pursuant to Section 4(c) of the Stock Purchase Agreement).

         (e) For so long as Optionee or his or her Permitted Transferee owns the Option Shares, Issuer agrees that it shall, upon the written request of Optionee, provide Optionee with annual financial statements of Issuer promptly upon the completion of the preparation of such statements. The annual financial statements shall be accompanied by an audit report by Issuer's independent accountants.

            10.      Compliance with Legal Requirements.
                     ----------------------------------
         (a) No Option Shares shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to Issuer, been satisfied. Such requirements may include, but are not limited to, registering or qualifying such Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Option Shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Act"), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body. Issuer shall use its best efforts to comply with all legal requirements applicable to the issuance or transfer of Option Shares.

         (b) Optionee understands that Issuer intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act and intends to file a Form 701 as appropriate, and that Issuer is under no obligation to register for resale the Option Shares issued upon exercise of the Option, subject to Section 9 of the Certificate of Designation. In connection with any such issuance or transfer, the person acquiring the Option Shares shall, if requested by Issuer, provide information and assurances satisfactory to counsel to Issuer with respect to such matters as Issuer reasonably may deem desirable to assure compliance with all applicable legal requirements. Issuer hereby covenants and agrees to register all of the Option Shares on a Form S-8 (or any successor form thereto) following the Initial Public Offering.

            11. Capitalizations, Exchanges Etc. Affecting Shares; Dilution.
                ----------------------------------------------------------
         (a) The provisions of this Agreement shall apply to any and all shares of capital Stock of Issuer or any successor or assign of Issuer that may be issued in respect of, in exchange for, or in substitution of, the Option Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise, other than an Approved Sale.

         (b) Except as may be specifically provided herein or in the Certificate of Designation, nothing herein shall prohibit or restrict Issuer from taking any corporate action or engaging in any corporate transaction of any kind, including, without limitation, the issuance and sale of additional shares of capital stock of Issuer, any merger, consolidation, liquidation or sale of assets, or create in Optionee or his or her Permitted Transferee any rights to acquire or receive additional shares of capital stock of Issuer or otherwise to be protected against dilution.

         12. Subject to Certificate of Designation. Optionee acknowledges that
             -------------------------------------
     the Option Shares are subject to the terms of the Certificate of Designation.

         13. No Interest in Shares Subject to Option. Neither Optionee
             ---------------------------------------
     (individually or as a member of a group) nor any beneficiary or other person claiming under or through Optionee shall have any right, title, interest, or privilege in or to any shares allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such Option Shares, if any, as shall have been issued to such person upon exercise of this Option or any part of it.

         14. Plan Controls. The Option hereby granted is subject to, and Issuer
             -------------
     and Optionee agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment shall be effective as to the Option without Optionee's consent insofar as it may adversely affect Optionee's rights under this Agreement.

         15. Not an Employment Contract. Nothing in the Plan, in this Agreement
             --------------------------
     or any other Instrument executed pursuant thereto shall confer upon Optionee any right to continue in the employ of Employer or any Subsidiary or shall affect the right of Employer or any Subsidiary to terminate the employment of Optionee with or without Cause.

         16. Governing Law. All terms of and rights under this Agreement shall
             -------------
     be governed by and construed in accordance with the internal law of the State of New York, without giving effect to principles of conflicts of law.

         17. Taxes. The Committee may, in its discretion, make such provisions
             -----
     and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the issuance or exercise of the Option including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to Optionee, requiring Optionee to pay to Issuer the amount required to be withheld or to execute such documents as the Committee deems necessary or desirable to enable it to satisfy its withholding obligations, or any other means provided in the

     Plan. Optionee shall have the right to satisfy the withholding obligation in whole or in part by the delivery of shares of the Issuer previously issued to Optionee or by the withholding of the delivery of Option Shares otherwise to be received upon the Option exercise.

         18. Notices. All notices, requests, demands and other communications
             -------
     pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party, if to Issuer at its principal executive offices addressed to the attention of Issuer's Secretary, and if to Optionee at his or her address as it appears on the books of his or her employer (or at such other address as shall be given in writing by Optionee or his or her Permitted Transferee to Issuer).

         19. Amendments and Waivers. This Agreement may be amended and any
             ----------------------
     provision hereof may be waived, only by a writing signed by the party to be charged.

         20. Entire Agreement. This Agreement, together with the Plan, sets
             ----------------
     forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

         21. Headings.The headings preceding the text of the sections
             --------
     hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         22. Further Assurances. Each party shall cooperate and take such
             ------------------
     action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

         23. Arbitration. The parties shall endeavor to settle all disputes by
             -----------
     amicable negotiations. Except as otherwise provided in Section 9(d) hereof, any claim, dispute, disagreement or controversy that arises among the parties relating to this Agreement that is not amicably settled shall be resolved by arbitration, as follows:

         (a) Any such arbitration shall be heard in The City of New York, New York, before a panel consisting of one (1) to three (3) arbitrators, each of whom shall be impartial. Upon the written Request for Arbitration by either party hereto to commerce arbitration hereunder, the parties shall attempt to mutually agree as to the number and identity of the arbitrators within thirty (30) days of such Request. Except as the parties may otherwise agree, all arbitrators (if not selected by the parties hereto within thirty (30) days of a written Request for Arbitration) shall be appointed pursuant to the commercial arbitration rules of the American Arbitration Association. In determining the number and appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his or her decision as to the number of arbitrators and their identity shall be final.

         (b) An arbitration may be commenced by any party to this Agreement by the service of a written request for arbitration upon the other affected parties. Such request for arbitration shall summarize the controversy or claim to be arbitrated.

         (c) All attorneys' fees and costs of the arbitration shall in the first instance be borne by the respective party incurring such costs and fees, but the arbitrators shall award costs and attorneys' fees to the prevailing party. The parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages.

         (d) Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         (e) It is intended that controversies or claims submitted to arbitration under this Section 23 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

         (f) Any arbitration under this Section 23 shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association.

         24. Binding Effect. This Agreement shall inure to the benefit of and
             --------------
     be binding upon the parties hereto and their respective permitted successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                        SIMMONS HOLDINGS, INC.

                                        By:_________________________

                                        Name:_______________________

                                        Title:______________________

                                        ----------------------------
                                        Name: